Exhibit 99.1

Contango Reports Second Quarter Results and Updates Operations

HOUSTON--(BUSINESS WIRE)--February 9, 2010--Contango Oil & Gas Company (NYSE Amex: MCF) reported revenues from sales of natural gas, oil and natural gas liquids for the three months ended December 31, 2009 of approximately $46.1 million, compared to $45.5 million for the same period last year. The Company reported net income attributable to common stock for the three months ended December 31, 2009 of approximately $19.1 million, or $1.21 per basic share and $1.18 per diluted share. This compares to net income attributable to common stock for the three months ended December 31, 2008 of $18.9 million or $1.14 per basic share and $1.12 per diluted share.

For the six months ended December 31, 2009, the Company reported revenues from sales of natural gas, oil and natural gas liquids of approximately $81.6 million, compared to $118.2 million for the same period last year. The Company reported net income attributable to common stock for the six months ended December 31, 2009 of approximately $32.6 million, or $2.06 per basic share and $2.02 per diluted share. This compares to net income attributable to common stock for the six months ended December 31, 2008 of $49.8 million or $2.98 per basic share and $2.92 per diluted share.

Our capital expenditure budget for the remainder of calendar year 2010 calls for us to invest approximately $72.5 million to drill up to six off-shore wells in the Gulf of Mexico, $14.0 million to complete, build a platform, lay a pipeline, build facilities and bring our Nautilus discovery to production, $19.2 million to continue drilling on-shore wells in Panola County, Texas under our joint venture with Patara Oil & Gas LLC, $3.0 million to drill up to two conventional on-shore Texas prospects and $1.5 million to plug and abandon Grand Isle 72.

Our production is currently approximately 85.0 million cubic feet equivalent per day, net to Contango. As of February 9, 2010, we had no debt and approximately $75.0 million in net cash and cash equivalents. As of December 31, 2009, the Company’s natural gas and oil reserves were as follows:

	New SEC Pricing	Previous SEC Pricing

Natural Gas Prices ($/MMbtu)	$3.87	$5.83
Oil Prices ($/bbl)	$61.08	$79.36
Reserves (Bcfe)	350.0	353.4
Pre tax PV-10 ('000)	$914,128	$1,290,801
Methodology	Average first-of-the-month price for the immediately preceeding 12 months	Prices at December 31, 2009

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer said, “We had another solidly profitable quarter. We expect to be very busy the rest of this year and may have three Gulf of Mexico (“GOM”) wells drilling in March 2010. Our Dude prospect (Matagorda Island 617) should spud in February 2010 with two more GOM wells scheduled to spud in the March-April 2010 time frame. Concerning natural gas prices, the weather is cooperating on the demand side, but natural gas supply continues to hold steady. I wouldn’t be surprised by either $3.00 or $6.00 natural gas over the next year or so, but we have good prospects and are aggressively moving forward to drill.”

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Natural gas, oil and liquids sales	$46,080,370	$45,516,589	$81,682,841	$118,237,396
Total revenues	46,080,370	45,516,589	81,682,841	118,237,396

EXPENSES:
Operating expenses	4,086,283	5,413,883	7,542,636	9,952,245
Exploration expenses (credit)	204,025	(461,258)	577,958	7,630,882
Depreciation, depletion and amortization	9,387,430	6,350,014	18,344,371	13,247,428
Lease expirations	-	377,652	-	446,417
General and administrative expenses	1,741,171	2,577,152	3,179,712	4,503,238
Total expenses	15,418,909	14,257,443	29,644,677	35,780,210
NET INCOME BEFORE OTHER INCOME AND INCOME TAXES	30,661,461	31,259,146	52,038,164	82,457,186

OTHER INCOME (EXPENSE):
Interest expense	(155,131)	(146,263)	(311,264)	(442,421)
Interest income	151,075	179,361	298,305	603,513

NET INCOME BEFORE INCOME TAXES	30,657,405	31,292,244	52,025,205	82,618,278
Provision for income taxes	(11,546,131)	(12,375,657)	(19,448,070)	(32,781,319)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$19,111,274	$18,916,587	$32,577,135	$49,836,959

NET INCOME PER SHARE:
Basic	$1.21	$1.14	$2.06	$2.98
Diluted	$1.18	$1.12	$2.02	$2.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,834,414	16,598,297	15,830,933	16,727,475
Diluted	16,132,517	16,899,619	16,126,433	17,071,192

Production, Prices, Operating Expenses and Other

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Dollar amounts in 000's,		(Dollar amounts in 000's,
	except per Mcfe amounts)		except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	5,971	4,427	11,947	9,058
Oil and condensate (thousand barrels)	148	98	297	216
Natural gas liquids (thousand gallons)	7,837	5,609	13,804	10,827
Total (million cubic feet equivalent)	7,979	5,816	15,701	11,901

Natural gas (million cubic feet per day)	64.9	48.1	64.9	49.2
Oil and condensate (thousand barrels per day)	1.6	1.1	1.6	1.2
Natural gas liquids (thousand gallons per day)	85.2	61.0	75.0	58.8
Total (million cubic feet equivalent per day)	86.7	63.4	85.2	64.8

Average Sales Price:
Natural gas (per thousand cubic feet)	$4.45	$7.90	$3.92	$8.84
Oil and condensate (per barrel)	$75.11	$56.88	$71.79	$94.58
Natural gas liquids (per gallon)	$1.08	$0.88	$0.98	$1.64
Total (per thousand cubic feet equivalent)	$5.78	$7.83	$5.20	$9.94

Selected data per Mcfe:
Lease operating expenses	$0.50	$0.66	$0.47	$0.70
General and administrative expenses	$0.22	$0.44	$0.20	$0.38
Depreciation, depletion and amortization of
natural gas and oil properties	$1.16	$1.07	$1.15	$1.06

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, (713) 960-1901
www.contango.com